MSB FINANCIAL CORP. RELEASES FOURTH QUARTER AND FULL YEAR EARNINGS

MILLINGTON, NJ, January 31, 2018 - MSB Financial Corp. (NASDAQ: MSBF) (the “Company”), parent company of Millington Bank, reported today the results of its operations for the three and twelve months ended December 31, 2017.

The Company reported net income of $272,000, or $0.05 per diluted common share, for the three months ended December 31, 2017, compared to net income of $478,000, or $0.09 per diluted common share, for the three months ended December 31, 2016. Net income for the full 2017 year was $2.7 million, or $0.49 per diluted common share, compared to net income of $1.2 million, or $0.20 per diluted common share, for the full year of 2016.

During the fourth quarter of 2017, the Company recorded additional tax provision of $678,000, or $0.12 per diluted common share, due to the revaluation of the Company's deferred tax asset as a result of the passage of the Tax Cuts and Jobs Act on December 22, 2017 which significantly reduced corporate tax rates. The impact of the change was the primary reason for the decrease in earnings for the fourth quarter. Excluding the additional tax provision, net income would have been $950,000, or $0.17 per diluted common share.

Highlights for the quarter:

•	Net interest margin improved 11 basis points to 3.30% for the quarter ended December 31, 2017 from 3.19% for the quarter ended December 31, 2016.

•	Efficiency ratio improved to 62.3% for the quarter ended December 31, 2017 from 69.0% for the quarter ended December 31, 2016 driven by an increase in net interest income year over year.

•
Non-performing assets were at 0.73% of total assets at December 31, 2017 compared with 1.51% at December 31, 2016. The allowance for loan losses as a percentage of total non-performing loans was 130.99% at December 31, 2017 compared to 64.13% at December 31, 2016.

•
The Company’s balance sheet reflected total asset growth of $101.4 million at December 31, 2017, compared to December 31, 2016, combined with improving asset quality, and capital levels that exceeded regulatory standards for a well-capitalized institution.

Selected Financial Ratios
(unaudited; annualized where applicable)

As of or for the quarter ended:	12/31/2017	9/30/2017	6/30/2017	3/31/2017	12/31/2016
Return on average assets	0.20%	0.90%	0.59%	0.48%	0.44%
Return on average equity	1.48%	6.31%	3.91%	2.97%	2.62%
Net interest margin	3.30%	3.37%	3.35%	3.29%	3.19%
Loans / deposit ratio	105.46%	116.04%	109.31%	112.26%	101.58%
Shareholders' equity / total assets	12.97%	13.39%	14.79%	15.37%	15.85%
Efficiency ratio	62.26%	64.21%	68.02%	71.83%	68.96%
Book value per common share	$12.66	$12.57	$13.07	$12.93	$12.81

Net Interest Income

Total interest income for the three months ended December 31, 2017 increased $1.4 million, or 36.2%, to $5.4 million compared to $3.9 million for the fourth quarter of 2016. Interest income increased in the quarter ended December 31, 2017 compared to the comparable period in 2016, primarily due to a $128.7 million increase in average loan balances. Total interest expense increased by $403,000, or 62.1%, to $1.1 million, for the three months ended December 31, 2017 compared to the same period in 2016.

Net interest income for the three months ended December 31, 2017 increased $1.0 million, or 31.1% to $4.3 million compared to the same three month period in 2016. The change for the three months ended December 31, 2017 was primarily a result of an increase in average earning assets of $110.7 million. The annualized net interest spread was 3.12% and 3.02% for the three months ended December 31, 2017 and 2016, respectively. For the quarter ended December 31, 2017, the Company's annualized net interest margin increased to 3.30% compared to 3.19% for the corresponding three month period in 2016.

Total interest income for the year ended December 31, 2017, increased $5.3 million, or 37.1%, to $19.5 million compared to $14.2 million for the year ended December 31, 2017 as average earning assets increased $100.3 million year over year. Total interest expense increased by $1.2 million, or 53.4%, to $3.4 million for the year ended December 31, 2017 compared to 2016 as average interest-bearing liabilities increased $97.1 million year over year.

Net interest income grew $4.1 million, or 34.0%, to $16.0 million for the year ended December 31, 2017 compared to $12.0 million for the year ended December 31, 2016. Net interest spread and net interest margin for the year ended December 31, 2017, improved 21 and 20 basis points respectively, to 3.15% and 3.33% compared to 2.94% and 3.13% for the year ended December 31, 2016. Net interest income and net interest margin continue to increase due primarily to the growth in the Company’s commercial real estate and commercial loan portfolios.

Earnings Summary for Period Ended December 31, 2017

The following table presents condensed consolidated statements of income data for the periods indicated.

Condensed Consolidated Statements of Income (unaudited)

(dollars in thousands, except for per share data)
For the quarter ended:	12/31/2017	9/30/2017	6/30/2017	3/31/2017	12/31/2016
Net interest income	$4,325	$4,190	$3,924	$3,595	$3,300
Provision for loan losses	200	490	300	195	300
Net interest income after provision for loan losses	4,125	3,700	3,624	3,400	3,000
Other income	211	205	219	187	205
Other expense	2,824	2,822	2,818	2,717	2,417
Income before income taxes	1,512	1,083	1,025	870	788
Income taxes (benefit)	1,240	(86)	293	321	310
Net income	$272	$1,169	$732	$549	$478
Earnings per common share:
Basic	$0.05	$0.21	$0.13	$0.10	$0.09
Diluted	$0.05	$0.21	$0.13	$0.10	$0.09
Weighted average common shares outstanding:
Basic	5,577	5,564	5,540	5,520	5,510
Diluted	5,588	5,575	5,679	5,614	5,596

Statement of Condition Highlights at December 31, 2017

•	Balance sheet growth, with total assets amounting to $563.0 million at December 31, 2017, an increase of $101.4 million, or 22.0%, compared to December 31, 2016.

•	The Company’s total gross loans receivable were $499.2 million at December 31, 2017, an increase of $119.5 million, or 31.5%, from December 31, 2016.

•	Securities held to maturity were $38.5 million at December 31, 2017, a decrease of $5.6 million, or 12.8%, compared to December 31, 2016.

•	Deposits totaled $448.9 million at December 31, 2017, an increase of $86.6 million, or 23.9%, compared to December 31, 2016.

•	Borrowings totaled $37.7 million at December 31, 2017, an increase of $15.0 million, or 66.2%, compared to $22.7 million at December 31, 2016.

The following table presents condensed consolidated statements of condition data as of the dates indicated.

Condensed Consolidated Statements of Condition (unaudited)

(in thousands)
At:	12/31/2017	9/30/2017	6/30/2017	3/31/2017	12/31/2016
Cash and due from banks	$2,030	$1,800	$1,839	$2,051	$1,388
Interest-earning demand deposits with banks	20,279	6,971	7,195	9,198	19,994
Securities held to maturity	38,482	40,752	42,441	42,716	44,104
Loans receivable, net of allowance	473,405	461,285	426,370	398,447	368,007
Premises and equipment	8,698	8,804	8,902	8,918	8,957
Federal home Loan Bank of New York stock, at cost	2,131	3,512	2,263	2,626	1,433
Bank owned life insurance	14,197	14,097	13,996	13,891	13,784
Accrued interest receivable	1,607	1,548	1,402	1,277	1,378
Other assets	2,211	2,988	2,690	2,784	2,601
Total assets	$563,040	$541,757	$507,098	$481,908	$461,646
Deposits	$448,913	$397,510	$390,063	$354,931	$362,299
Borrowings	37,675	68,375	38,675	49,175	22,675
Other liabilities	3,427	3,332	3,371	3,735	3,487
Shareholders' equity	73,025	72,540	74,989	74,067	73,185
Total liabilities and shareholders' equity	$563,040	$541,757	$507,098	$481,908	$461,646

Loans

At December 31, 2017, the Company’s net loan portfolio totaled $473.4 million, an increase of $105.4 million, or 28.6%, compared to $368.0 million at December 31, 2016. The allowance for loan losses amounted to $5.4 million and $4.5 million at December 31, 2017 and December 31, 2016, respectively.

At the end of 2017, the loan portfolio primarily consisted of commercial real estate loans (39.4%) and residential mortgages (37.0%). Commercial and industrial loans represented 14.7% of the portfolio while construction loans accounted for 8.8% of the portfolio. Total loans receivable increased $119.5 million to $499.2 million at December 31, 2017 compared to $379.7 million at December 31, 2016. The increase primarily reflects a $72.0 million increase in commercial real estate loans, a $28.2 million increase in commercial and industrial loans and a $27.2 million increase in construction loans. The increases were partially offset by an $8.1 decrease in residential mortgages as the Company continues to focus on commercial lending.

The following table shows the composition of the Company's loan portfolio as of the dates indicated.

Loans (unaudited)

(dollars in thousands)
At quarter ended:	12/31/2017	9/30/2017	6/30/2017	3/31/2017	12/31/2016
Residential mortgage:
One-to-four family	$157,876	$161,679	$164,448	$160,153	$160,534
Home equity	26,803	27,409	29,021	30,493	32,262
Total residential mortgage	184,679	189,088	193,469	190,646	192,796
Commercial and multi-family real estate	196,681	184,791	153,984	141,193	124,656
Construction	43,718	36,002	29,623	31,978	16,554
Commercial and industrial	73,465	73,409	67,686	54,887	45,246
Total commercial loans	313,864	294,202	251,293	228,058	186,456
Consumer loans	618	659	434	394	446
Total loans receivable	499,161	483,949	445,196	419,098	379,698
Less:
Loans in process	19,868	16,864	13,315	15,394	6,557
Deferred loan fees	474	525	586	631	658
Allowance	5,414	5,275	4,925	4,626	4,476
Total loans receivable, net	$473,405	$461,285	$426,370	$398,447	$368,007

Asset Quality

At December 31, 2017, non-performing loans totaled $4.1 million, or 0.73% of total assets compared with $7.0 million, or 1.51% of total assets at December 31, 2016. Total delinquent loans (including nonperforming delinquent loans) were $5.4 million at December 31, 2017, a reduction of $6.5 million from December 31, 2016. The allowance for loan losses as a percentage of total loans was 1.13% and 1.20% at December 31, 2017 and December 31, 2016, respectively, while the allowance for loan losses as a percentage of non-performing loans increased to 130.99% at December 31, 2017 from 64.13% at December 31, 2016. Non-performing loans to total loans declined to 0.86% at December 31, 2017 from 1.87% at December 31, 2016.

The following table presents the components of non-performing assets and other asset quality data for the periods indicated.

(dollars in thousands, unaudited)
As of or for the quarter ended:	12/31/2017	9/30/2017	6/30/2017	3/31/2017	12/31/2016
Non-accrual loans	$3,975	$4,071	$6,916	$7,405	$6,980
Loans 90 days or more past due and still accruing	158	374	—	34	—
Total non-performing loans	$4,133	$4,445	$6,916	$7,439	$6,980

Non-performing assets / total assets	0.73%	0.82%	1.36%	1.54%	1.51%
Non-performing loans / total loans	0.86%	0.95%	1.60%	1.85%	1.87%
Net charge-offs (recoveries)	$61	$140	$1	$45	$(132)
Net charge-offs (recoveries) / average loans (annualized)	0.05%	0.13%	—%	0.05%	(0.15)%
Allowance for loan loss / total loans	1.13%	1.13%	1.14%	1.15%	1.20%
Allowance for loan losses / non-performing loans	130.99%	118.67%	72.21%	62.19%	64.13%

Total assets	$563,040	$541,757	$507,098	$481,908	$461,646
Total net loans receivable, excluding ALLL	$478,819	$466,560	$431,295	$403,073	$372,483
Average loans	$472,388	$446,383	$417,065	$382,386	$343,684
Allowance for loan losses	$5,414	$5,275	$4,925	$4,626	$4,476

Deposits

Total deposits at December 31, 2017 were $448.9 million compared with $362.3 million at December 31, 2016. Overall, deposits increased by $86.6 million, or 23.9% with growth occurring across all product types. Interest-bearing demand balances and certificate of deposit (including IRA) balances increased $55.3 million and $20.7 million, respectively, year over year. Interest-bearing demand balances grew to $155.2 million compared to $99.9 million at December 31, 2016 while certificates of deposit balances grew to $124.3 million compared to $103.6 million at December 31, 2016. Money Market balances increased by $16.1 million to $27.4 million from $11.3 million at December 31, 2016. Savings balances increased $1.9 million to $105.1 million from $103.2 million at the prior year end. Offsetting these increases was a decrease in non-interest demand deposits of $7.5 million to $36.9 million from $44.4 million at the prior year end.

The following table shows the composition of the Company's deposits as of the dates indicated.

Deposits (unaudited)

(dollars in thousands)
At quarter ended:	12/31/2017	9/30/2017	6/30/2017	3/31/2017	12/31/2016
Demand:
Non-interest bearing	$36,919	$40,504	$44,584	$38,970	$44,365
Interest-bearing	155,199	107,419	95,196	89,159	99,879
Savings	105,106	108,249	105,560	104,956	103,163
Money market	27,350	16,517	15,842	13,950	11,265
Time	124,339	124,821	128,881	107,896	103,627
Total deposits	$448,913	$397,510	$390,063	$354,931	$362,299

Capital

At December 31, 2017, the Company's total shareholders' equity amounted to $73.0 million, or 12.97% of total assets, compared to $73.2 million at December 31, 2016. The Company’s book value per common share was $12.66 at December 31, 2017, compared to $12.81 at December 31, 2016. During the year, the Company paid a $0.425 per share special dividend to shareholders.

At December 31, 2017, the Bank’s common equity tier 1 ratio was 11.98%, tier 1 leverage ratio was 10.72%, tier 1 capital ratio was 11.98% and the total capital ratio was 13.10%. At December 31, 2016, the Bank’s common equity tier 1 ratio was 15.66%, tier 1 leverage ratio was 12.72%, tier 1 capital ratio was 15.66% and the total capital ratio was 16.91%. At December 31, 2017, the Bank was in compliance with all applicable regulatory capital requirements.

The following table sets forth the Company's consolidated average statements of condition for the periods presented.

Condensed Consolidated Average Statements of Condition (unaudited)

(dollars in thousands)
For the quarter ended:	12/31/2017	9/30/2017	6/30/2017	3/31/2017	12/31/2016
Loans	$472,388	$446,383	$417,065	$382,386	$343,684
Securities held to maturity	39,899	41,423	41,885	43,285	44,426
Allowance for loan losses	(5,376)	(4,922)	(4,695)	(4,524)	(4,193)
All other assets	41,886	38,545	38,603	39,702	53,915
Total assets	$548,797	$521,429	$492,858	$460,849	$437,832
Non-interest bearing deposits	$43,336	$44,970	$43,030	$37,821	$38,014
Interest-bearing deposits	375,098	350,589	333,902	316,324	300,726
Borrowings	53,844	47,788	37,715	29,992	22,675
Other liabilities	3,104	3,964	3,363	2,789	3,374
Shareholders' equity	73,415	74,118	74,848	73,923	73,043
Total liabilities and shareholders' equity	$548,797	$521,429	$492,858	$460,849	$437,832

CEO outlook:

“The success of our Company over the past 24 months would not have been possible without the hard work and dedication of our entire staff and Board of Directors,” stated Michael A. Shriner, President and Chief Executive Officer. Mr. Shriner added, “Not only did we push past $500 million in assets and returned to shareholders a $0.425 special dividend in 2017, our Lending Department achieved two consecutive years of $100 million in loan growth, an accomplishment our Company will not soon forget. Our Company will continue to pursue loan portfolio growth but not at the expense of asset quality.”

Mr. Shriner further added, “Like most financial institutions, we were required to revalue our deferred tax asset as a result of the passage of the Tax Cuts and Jobs Act. While this negatively impacted our results in the last quarter, going forward we will benefit from the significant reduction in tax rates.”

Forward Looking Statement Disclaimer
The foregoing release may contain forward-looking statements concerning the financial condition, results of operations and business of the Company. We caution that such statements are subject to a number of uncertainties and actual results could differ materially, and, therefore, readers should not place undue reliance on any forward-looking statements. Factors that may cause actual results to differ from those contemplated include our continued ability to grow the loan portfolio, the impact of the passage of the Tax Cuts and Jobs Act and our continued ability to manage cybersecurity risks.

Contact:	Michael A. Shriner, President & CEO
(908) 647-4000
mshriner@millingtonbank.com

MSB Financial Corp. and Subsidiaries

Consolidated Statements of Financial Condition
	At December 31, 2017	At December 31, 2016
(Dollars in thousands, except per share amounts)
Cash and due from banks	$2,030	$1,388
Interest-earning demand deposits with banks	20,279	19,994
Cash and Cash Equivalents	22,309	21,382
Securities held to maturity (fair value of $38,255 and $43,894, respectively)	38,482	44,104
Loans receivable, net of allowance for loan losses of $5,414 and $4,476, respectively	473,405	368,007
Premises and equipment	8,698	8,957
Federal Home Loan Bank of New York stock, at cost	2,131	1,433
Bank owned life insurance	14,197	13,784
Accrued interest receivable	1,607	1,378
Other assets	2,211	2,601
Total Assets	$563,040	$461,646
Liabilities and Stockholders' Equity
Liabilities
Deposits:
Non-interest bearing	$36,919	$44,365
Interest bearing	411,994	317,934
Total Deposits	448,913	362,299
Advances from Federal Home Loan Bank of New York	37,675	22,675
Advance payments by borrowers for taxes and insurance	686	792
Other liabilities	2,741	2,695
Total Liabilities	490,015	388,461
Stockholders' Equity
Preferred stock, par value $0.01; 1,000,000 shares authorized; no shares issued or outstanding	—	—
Common stock, par value $0.01; 49,000,000 shares authorized; 5,768,632 and 5,714,182 issued; 5,768,632 and 5,714,182 outstanding, respectively	58	57
Paid-in capital	51,068	51,809
Retained earnings	23,641	23,370
Unearned common stock held by ESOP (190,390 and 201,316 shares, respectively)	(1,742)	(1,929)
Accumulated other comprehensive loss	—	(122)
Total Stockholders' Equity	73,025	73,185
Total Liabilities and Stockholders' Equity	$563,040	$461,646

MSB Financial Corp. and Subsidiaries

Consolidated Statements of Income
	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
(in thousands except per share amounts)
Interest Income
Loans receivable, including fees	$5,065	$3,648	$18,278	$12,745
Securities held to maturity	249	255	1,011	1,293
Other	63	46	191	172
Total Interest Income	5,377	3,949	19,480	14,210
Interest Expense
Deposits	747	465	2,450	1,501
Borrowings	305	184	996	746
Total Interest Expense	1,052	649	3,446	2,247
Net Interest Income	4,325	3,300	16,034	11,963
Provision for Loan Losses	200	300	1,185	800
Net Interest Income after Provision for Loan Losses	4,125	3,000	14,849	11,163
Non-Interest Income
Fees and service charges	86	85	342	333
Income from bank owned life insurance	100	109	413	316
Other	25	11	67	392
Total Non-Interest Income	211	205	822	1,041
Non-Interest Expenses
Salaries and employee benefits	1,579	1,423	6,240	5,729
Directors compensation	192	122	743	458
Occupancy and equipment	403	390	1,620	1,454
Service bureau fees	65	113	229	752
Advertising	12	13	24	41
FDIC assessment	53	(13)	184	198
Professional services	297	240	1,347	1,100
Other	223	129	794	658
Total Non-Interest Expenses	2,824	2,417	11,181	10,390
Income before Income Taxes	1,512	788	4,490	1,814
Income Tax Expense	1,240	310	1,768	653
Net Income	$272	$478	$2,722	$1,161
Earnings per share:
Basic	$0.05	$0.09	$0.49	$0.21
Diluted	$0.05	$0.09	$0.49	$0.20

MSB Financial Corp. and Subsidiaries

Selected Quarterly Financial and Statistical Data
	Three Months Ended
(in thousands, except for share and per share data) (annualized where applicable)	12/31/2017	9/30/2017	12/31/2016
(unaudited)
Statements of Operations Data

Interest income	$5,377	$5,083	$3,949
Interest expense	1,052	893	649
Net interest income	4,325	4,190	3,300
Provision for loan losses	200	490	300
Net interest income after provision for loan losses	4,125	3,700	3,000
Other income	211	205	205
Other expense	2,824	2,822	2,417
Income before income taxes	1,512	1,083	788
Income tax expense (benefit)	1,240	(86)	310
Net Income	$272	$1,169	$478
Earnings (per Common Share)
Basic	$0.05	$0.21	$0.09
Diluted	$0.05	$0.21	$0.09
Statements of Condition Data (Period-End)
Investment securities held to maturity (fair value of $38,255, $40,794 and $43,894)	$38,482	$40,752	$44,104
Loans receivable, net of allowance for loan losses	473,405	461,285	368,007
Total assets	563,040	541,757	461,646
Deposits	448,913	397,510	362,299
Borrowings	37,675	68,375	22,675
Shareholders' equity	73,025	72,540	73,185
Common Shares Dividend Data
Cash dividends	$—	$2,452	$—
Weighted Average Common Shares Outstanding
Basic	5,577	5,564	5,510
Diluted	5,588	5,575	5,596
Operating Ratios
Return on average assets	0.20%	0.90%	0.44%
Return on average equity	1.48%	6.31%	2.62%
Average equity / average assets	13.38%	14.21%	16.68%
Book value per common share (period-end)	$12.66	$12.57	$12.81